Exhibit 1.01

LKQ Corporation
Conflict Minerals Report
For the Year Ended December 31, 2025

This Conflict Minerals Report for LKQ Corporation ("LKQ" or the "Company") is filed pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, for the year ended December 31, 2025.

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the "Conflict Minerals"). The "Covered Countries" for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of Products Covered by this Report

Certain of LKQ's operations manufacture, or contract to manufacture, products for which the Conflict Minerals may be necessary to the functionality or production of those products. These products include: refurbished bumpers; refurbished lights; refurbished wheels; remanufactured engines; remanufactured transmissions; remanufactured powertrain components; remanufactured heavy-duty truck products; and towing products, winches, generators and lighting that we either manufacture or contract to manufacture in our Specialty operations (collectively, the "Covered Products"). These products are generally assembled or manufactured from various components. For our refurbished and remanufactured products, the process begins with a used automotive core that is modified with various additional components, parts or raw materials. The automotive cores used in our operations are obtained through our salvage vehicle operations or from our repair shop customers. To the extent such cores contain Conflict Minerals, the Conflict Minerals are from scrap or recycled sources, and therefore, no further due diligence regarding the source of such Conflict Minerals is required under the Rule. To the extent the various additional components, parts or raw materials used to modify the cores contain Conflict Minerals, we perform due diligence regarding the source of such Conflict Minerals. For the products we manufacture in our Specialty operations, the process begins in our research and development facility where we design specifications for certain products to be sold under our exclusive brand names; we then identify suppliers for the raw materials necessary in the manufacturing process. The process for Specialty products which we contract to manufacture is similar to the products we manufacture, except we contract with third parties to perform the manufacturing based on the specifications provided.

Reasonable Country of Origin Inquiry

To determine the presence and source of Conflict Minerals within the components, parts or raw materials used in the manufacture of the Covered Products (excluding the automotive cores used in our refurbished and remanufactured products, as these are from scrap or recycled sources and are therefore outside the scope of the Rule), the Company conducted a good faith reasonable country of origin inquiry ("RCOI"), which was reasonably designed to determine whether any Conflict Minerals contained in such components, parts or raw materials originated from the Covered Countries. LKQ's RCOI included conducting a supply-chain survey with direct suppliers of these materials used in the Covered Products to identify the existence of, and if applicable, the source of, Conflict Minerals contained therein. As a downstream company, LKQ does not maintain a direct relationship with smelters or refiners and must rely solely on the declarations of upstream suppliers to report the use of Conflict Minerals in components, parts or raw materials. We surveyed over 600 suppliers, which represented all of our suppliers of components, parts or raw materials with which we modify automotive cores during the refurbishment and remanufacture of the Covered Products and with which we manufacture or contract to manufacture the Covered Products. We received responses from approximately 49% of the suppliers contacted. Based on the responses received, we have reason to believe that Conflict Minerals contained within the components, parts or raw materials used to modify our cores and manufacture or contract to manufacture the Covered Products may have originated from the Covered Countries and may not have come from recycled or scrap sources. As a result, we performed due diligence procedures as discussed below.

Due Diligence Measures

LKQ Corporation designed its due diligence measures to conform to the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the "OECD Guidance") as they relate to our position in the supply chain as a "downstream" purchaser.

I. Establish strong company management systems

Our External Reporting Department, with assistance from our operations teams for our Covered Products and with oversight by the Legal Department, is responsible for the due diligence process in connection with our compliance with Rule 13p-1. The due diligence team has established a framework of processes and procedures to communicate with our suppliers regarding the use of Conflict Minerals, to follow up with the suppliers when their responses require further information or when they fail to respond, and to provide instruction and assistance to the suppliers if necessary to help them comply with our information requests. The due diligence team has the full support of senior management.

II.Identify and assess risk in the supply chain

We requested that each of our direct suppliers of materials used in the Covered Products (excluding cores, as discussed above) complete the Conflict Minerals Reporting Template (the "Template") developed by the Responsible Minerals Initiative ("RMI"), which includes questions regarding a direct supplier’s Conflict Minerals policy, its due diligence process, and information about its supply chain such as the names and locations of smelters and refiners as well as the origin of Conflict Minerals processed by those facilities. This survey of our suppliers was conducted in conjunction with our RCOI as discussed above.

We reviewed the suppliers’ responses to the surveys discussed above against criteria developed to determine which responses required further engagement with the suppliers. These criteria included untimely or incomplete responses, as well as inconsistencies within the data reported in the Template. We worked directly with these suppliers to obtain additional information and, as appropriate, updated responses. Certain of the responses to the surveys included the names of facilities listed by the suppliers as smelters or refiners. In many cases, these smelters or refiners were not provided at a part-specific level, and therefore, we were unable to definitively conclude whether the Covered Products include Conflict Minerals from these smelters or refiners. Since we were unable to specifically identify which smelters and refiners (if any) sourced Conflict Minerals included in the Covered Products, to be over-inclusive we disclosed in Annex I all smelters and refiners provided to us by the suppliers.

We do not have direct relationships with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We compared the facilities listed in the responses to the list of smelters maintained by the RMI. Of the 479 smelters and refiners of Conflict Minerals identified for the year ended December 31, 2025, 228 were certified as "Conflict-Free" based on referencing the list of smelters maintained by the RMI.

Based on our due diligence procedures, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in the Covered Products, or whether the Conflict Minerals in the Covered Products are from recycled or scrap sources. However, based on the information provided by our suppliers and the information obtained through our due diligence procedures, we believe that the facilities used to process the Conflict Minerals in the Covered Products may include the smelters and refiners listed in Annex I below.

III.Design and implement a strategy to respond to identified risks

The results of our supplier surveys and due diligence procedures, including this Conflict Minerals Report, were provided to senior management for review. We believe that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of Conflict Minerals used in the Covered Products.

IV.Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

We do not have a direct relationship with smelters or refiners and do not perform or direct audits of these entities within our supply chain. We rely on audits through industry-wide initiatives such as those led by the Responsible Minerals Assurance Process.

V.Report annually on supply chain due diligence

This Conflict Minerals Report constitutes our report on our supply chain due diligence in accordance with Rule 13p-1. This report is available on our website at www.lkqcorp.com in SEC Filings under the Investor Relations section.

Forward-Looking Statements

This Conflict Minerals Report includes forward-looking statements. Words such as "may," "believe," "if" and similar words or expressions are used to identify these forward-looking statements. We have based these forward-looking statements on our current expectations about future events. These statements are subject to a number of risks, uncertainties, assumptions and other factors that may cause our actual outcomes and results to be materially different. All forward-looking statements are based on our expectations as of the date of this Conflict Minerals Report. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Annex I

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
L'Orfebre S.A.	ANDORRA	X
Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA			X
Gold Corporation - The Perth Mint	AUSTRALIA	X
ABC Refinery Pty Ltd.	AUSTRALIA	X
Wolfram Bergbau und Hutten AG	AUSTRIA				X
Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	X
Plansee SE Reutte	AUSTRIA		X
Aurubis Beerse	BELGIUM			X
Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	X
Jean Goldschmidt International (JGI Hydrometal)	BELGIUM			X
Industrial Refining Company	BELGIUM	X
EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)			X
Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)			X
White Solder Metalurgia e Mineracao Ltda.	BRAZIL			X
AMG Brasil	BRAZIL		X
Cronimet Brasil Ltda	BRAZIL				X
Mineracao Taboca S.A.	BRAZIL			X
Estanho de Rondonia S.A.	BRAZIL			X
Melt Metais e Ligas S.A.	BRAZIL			X
Magnu's Minerais Metais e Ligas Ltda.	BRAZIL			X
Resind Industria e Comercio Ltda.	BRAZIL			X
Super Ligas	BRAZIL			X
Mineracao Taboca S.A.	BRAZIL		X
Resind Industria e Comercio Ltda.	BRAZIL		X
AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	X
ACL Metais Eireli	BRAZIL				X
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL				X
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL			X
Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL			X
Coimpa Industrial LTDA	BRAZIL	X
Marsam Metals	BRAZIL	X
Soft Metais Ltda.	BRAZIL			X
TRATHO Metal Quimica	BRAZIL			X
House of Currency of Brazil (Casa da Moeda do Brazil)	BRAZIL	X
Glencore Canada Corporation - CCR Refinery	CANADA	X
Royal Canadian Mint	CANADA	X
Asahi Refining Canada Ltd.	CANADA	X
Planta Recuperadora de Metales SpA	CHILE	X
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA			X
FIR Metals & Resource Ltd.	CHINA		X
F&X Electro-Materials Ltd.	CHINA		X
Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA		X
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA		X
Jiangxi Tuohong New Raw Material	CHINA		X
China Molybdenum Tungsten Co., Ltd.	CHINA				X
Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA				X
Fujian Xinlu Tungsten Co., Ltd.	CHINA				X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA				X
Ganzhou Seadragon W & Mo Co., Ltd.	CHINA				X
Guangdong Xianglu Tungsten Co., Ltd.	CHINA				X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA				X
Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA				X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA				X
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA				X
Malipo Haiyu Tungsten Co., Ltd.	CHINA				X
Xiamen Tungsten (H.C.) Co., Ltd.	CHINA				X
Heraeus Metals Hong Kong Ltd.	CHINA	X
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	X
Jiangxi Copper Co., Ltd.	CHINA	X
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA			X
China Tin Group Co., Ltd.	CHINA			X
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA			X
Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA			X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA			X
Hubei Green Tungsten Co., Ltd.	CHINA				X
Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA				X
Xiamen Tungsten Co., Ltd.	CHINA				X
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA		X
XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA		X
Ningxia Orient Tantalum Industry Co., Ltd.	CHINA		X
Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA		X
XinXing HaoRong Electronic Material Co., Ltd.	CHINA		X
Jiujiang Tanbre Co., Ltd.	CHINA		X
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA		X
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA		X
RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA		X
Guangdong Jinding Gold Limited	CHINA	X
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	X
Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	X
Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	X
Shandong Gold Smelting Co., Ltd.	CHINA	X
Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA	X
Hunan Chenzhou Mining Co., Ltd.	CHINA	X
Penglai Penggang Gold Industry Co., Ltd.	CHINA	X
Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	X
Daye Non-Ferrous Metals Mining Ltd.	CHINA	X
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	X
Yunnan Copper Southwest Copper Branch	CHINA	X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	X
Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	X
Shenzhen CuiLu Gold Co., Ltd.	CHINA	X
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	X
Hunan Chenzhou Mining Co., Ltd.	CHINA				X
Hunan Jintai New Material Co., Ltd.	CHINA				X
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA				X
CNMC (Guangxi) PGMA Co., Ltd.	CHINA				X
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA				X
HuiChang Hill Tin Industry Co., Ltd.	CHINA			X
Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA			X
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA			X
Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Jiangxi New Nanshan Technology Ltd.	CHINA			X
Ma'anshan Weitai Tin Co., Ltd.	CHINA			X
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA			X
Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA			X
Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA			X
Dongguan Best Alloys Co., Ltd.	CHINA			X
Gejiu Kai Meng Industry and Trade LLC	CHINA			X
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA			X
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	X
Metalor Technologies (Hong Kong) Ltd.	CHINA	X
Lingbao Gold Co., Ltd.	CHINA	X
Metalor Technologies (Suzhou) Ltd.	CHINA	X
Sichuan Tianze Precious Metals Co., Ltd.	CHINA	X
YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA				X
SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA	X
Shandong Humon Smelting Co., Ltd.	CHINA	X
Dongwu Gold Group	CHINA	X
Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA		X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA				X
Changsha South Tantalum Niobium Co., Ltd.	CHINA		X
XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CHINA		X
CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA		X
Jiujiang Janny New Material Co., Ltd.	CHINA		X
Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CHINA				X
RFH Recycling Metals Co., Ltd.	CHINA		X
V&D New Materials (Jiangsu) Co., Ltd.	CHINA		X
ANHUI HERRMAN IMPEX CO.	CHINA		X
DingNan JiaWang HuanBao Co. LTD	CHINA			X
Dongguan City Xida Soldering Tin Products Co.	CHINA			X
Refinery of Seemine Gold Co., Ltd.	CHINA	X
Gejiu Yunxi Group Corp.	CHINA			X
Guangdong Hua Jian Trade Co., Ltd.	CHINA	X
Guangxi Nonferrous Metals Group	CHINA			X
Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	CHINA			X
Hang Seng Technology	CHINA	X
Hezhou Jinwei Tin Co., Ltd.	CHINA			X
Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	CHINA			X
Jinlong Copper Co., Ltd.	CHINA	X
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	X
Ma An Shan Shu Guang Smelter Corp.	CHINA			X
Ming Li Jia smelt Metal Factory	CHINA			X
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA	X
Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	CHINA			X
Shandong Hengbang Smelter Co., Ltd.	CHINA	X
Shandong penglai gold smelter	CHINA	X
Shanghai Jiangxi Metals Co., Ltd.	CHINA		X
Shangrao Xuri Smelting Factory	CHINA			X
Shenzhen Heng Zhong Industry Co., Ltd.	CHINA	X
Shenzhen Hong Chang Metal Manufacturing Factory	CHINA			X
Sichuan Guanghan Jiangnan casting smelters	CHINA			X
Sino-Platinum Metals Co., Ltd.	CHINA	X
Suzhou Nuonengda Chemical Co., Ltd.	CHINA			X
TIN PLATING GEJIU	CHINA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Top-Team Technology (Shenzhen) Ltd.	CHINA			X
Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	X
WUJIANG CITY LUXE TIN FACTORY	CHINA			X
Wuzhong Group	CHINA	X
Xiamen JInbo Metal Co., Ltd.	CHINA	X
Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA			X
XURI	CHINA			X
Yifeng Tin	CHINA			X
Yuecheng Tin Co., Ltd.	CHINA			X
Yunnan Chengo Electric Smelting Plant	CHINA			X
Yunnan Copper Zinc Industry Co., Ltd.	CHINA			X
Yunnan Geiju Smelting Corp.	CHINA			X
Yunnan Industrial Co., Ltd.	CHINA			X
Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA				X
Zhaojun Maifu	CHINA	X
Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	X
Zhongkuang Gold Industry Co., Ltd.	CHINA	X
Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	X
Zhongshan Jinye Smelting Co.,Ltd	CHINA			X
Zhongshan Poison Material Proprietary Co., Ltd.	CHINA	X
Zhuhai toxic materials Monopoly Ltd.	CHINA	X
Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA		X
GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	CHINA			X
LIAN JING	CHINA			X
Yunnan Malipo Baiyi Kuangye Co.	CHINA			X
Sigma Tin Alloy Co., Ltd.	CHINA			X
Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA			X
Yunnan Gold Mining Group Co., Ltd. (YGMG)	CHINA	X
Henan Yuguang Gold & Lead Co., Ltd.	CHINA	X
Zhuzhou Smelting Group Co., Ltd	CHINA	X
Shandong Yanggu Xiangguang Co., Ltd.	CHINA	X
Hongqiao Metals (Kunshan) Co., Ltd.	CHINA			X
Ganzhou Beseem Ferrotungsten Co., Ltd.	CHINA				X
Hop Hing electroplating factory Zhejiang	CHINA	X
SuZhou ShenChuang recycling Ltd.	CHINA	X
Chofu Works	CHINA			X
Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA			X
Hung Cheong Metal Manufacturing Limited	CHINA	X
Xianghualing Tin Industry Co., Ltd.	CHINA			X
Gold by Gold Colombia	COLOMBIA	X
Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE			X
SAFINA A.S.	CZECHIA	X
S.P.T. spol.s r.o.	CZECHIA				X
NPM Silmet AS	ESTONIA		X
5D Production OU	ESTONIA		X
WEEEREFINING	FRANCE	X
SAAMP	FRANCE	X
H.C. Starck Tungsten GmbH	GERMANY				X
Agosi AG	GERMANY	X
Heimerle + Meule GmbH	GERMANY	X
Heraeus Germany GmbH Co. KG	GERMANY	X
TANIOBIS Smelting GmbH & Co. KG	GERMANY				X
TANIOBIS GmbH	GERMANY		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
TANIOBIS Smelting GmbH & Co. KG	GERMANY		X
Aurubis AG, Hamburg	GERMANY	X
C. Hafner GmbH + Co. KG	GERMANY	X
WIELAND Edelmetalle GmbH	GERMANY	X
Degussa Sonne / Mond Goldhandel GmbH	GERMANY	X
Feinhütte Halsbrücke GmbH	GERMANY			X
H.C. Starck Hermsdorf GmbH	GERMANY		X
Gold Coast Refinery	GHANA	X
Metallurgical Products India Pvt., Ltd.	INDIA		X
MMTC-PAMP India Pvt., Ltd.	INDIA	X
Bangalore Refinery	INDIA	X
GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	X
JALAN & Company	INDIA	X
CGR Metalloys Pvt Ltd.	INDIA	X
Sovereign Metals	INDIA	X
Kundan Care Products Ltd.	INDIA	X
Shirpur Gold Refinery Ltd.	INDIA	X
Augmont Enterprises Private Limited	INDIA	X
Emerald Jewel Industry India Limited (Unit 1)	INDIA	X
Emerald Jewel Industry India Limited (Unit 2)	INDIA	X
Emerald Jewel Industry India Limited (Unit 3)	INDIA	X
Emerald Jewel Industry India Limited (Unit 4)	INDIA	X
Sai Refinery	INDIA	X
RIKAYAA GREENTECH PRIVATE LIMITED	INDIA			X
Precious Minerals and Smelting Limited	INDIA			X
MD Overseas	INDIA	X
TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA	X
Attero Recycling Pvt Ltd	INDIA	X
KP Sanghvi International Airport	INDIA	X
PT Aneka Tambang (Persero) Tbk	INDONESIA	X
PT Timah Tbk Kundur	INDONESIA			X
PT Timah Tbk Mentok	INDONESIA			X
PT Putera Sarana Shakti (PT PSS)	INDONESIA			X
PT Mitra Sukses Globalindo	INDONESIA			X
PT Rajehan Ariq	INDONESIA			X
PT Mitra Stania Prima	INDONESIA			X
PT Bangka Prima Tin	INDONESIA			X
PT Premium Tin Indonesia	INDONESIA			X
PT Prima Timah Utama	INDONESIA			X
PT ATD Makmur Mandiri Jaya	INDONESIA			X
PT Cipta Persada Mulia	INDONESIA			X
PT Mitra Graha Raya	INDONESIA			X
PT Bangka Serumpun	INDONESIA			X
PT Aries Kencana Sejahtera	INDONESIA			X
PT Artha Cipta Langgeng	INDONESIA			X
PT Babel Inti Perkasa	INDONESIA			X
PT Babel Surya Alam Lestari	INDONESIA			X
PT Bangka Tin Industry	INDONESIA			X
PT Belitung Industri Sejahtera	INDONESIA			X
PT Bukit Timah	INDONESIA			X
PT Panca Mega Persada	INDONESIA			X
CV Ayi Jaya	INDONESIA			X
PT Timah Nusantara	INDONESIA			X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
PT Refined Bangka Tin	INDONESIA			X
PT Sariwiguna Binasentosa	INDONESIA			X
CV Venus Inti Perkasa	INDONESIA			X
PT Stanindo Inti Perkasa	INDONESIA			X
PT Sukses Inti Makmur (SIM)	INDONESIA			X
PT Tinindo Inter Nusa	INDONESIA			X
PT Tirus Putra Mandiri	INDONESIA			X
PT Tommy Utama	INDONESIA			X
PT Menara Cipta Mulia	INDONESIA			X
PT Arsed Indonesia	INDONESIA			X
PT Rajawali Rimba Perkasa	INDONESIA			X
PT Masbro Alam Stania	INDONESIA			X
Italpreziosi	ITALY	X
T.C.A S.p.A	ITALY	X
Chimet S.p.A.	ITALY	X
Safimet S.p.A	ITALY	X
8853 S.p.A.	ITALY	X
OMODEO A. E S. METALLEGHE SRL	ITALY			X
Global Advanced Metals Aizu	JAPAN		X
Japan New Metals Co., Ltd.	JAPAN				X
Aida Chemical Industries Co., Ltd.	JAPAN	X
Eco-System Recycling Co., Ltd. North Plant	JAPAN	X
Eco-System Recycling Co., Ltd. West Plant	JAPAN	X
Ishifuku Metal Industry Co., Ltd.	JAPAN	X
Japan Mint	JAPAN	X
JX Advanced Metals Corporation	JAPAN	X
Kojima Chemicals Co., Ltd.	JAPAN	X
A.L.M.T. Corp.	JAPAN				X
Dowa	JAPAN			X
Mitsubishi Materials Corporation	JAPAN			X
Mitsui Kinzoku Company, Limited	JAPAN		X
TANIOBIS Japan Co., Ltd.	JAPAN		X
Taki Chemical Co., Ltd.	JAPAN		X
Mitsubishi Materials Corporation	JAPAN	X
Mitsui Mining and Smelting Co., Ltd.	JAPAN	X
Sumitomo Metal Mining Co., Ltd.	JAPAN	X
ASAHI METALFINE, Inc.	JAPAN	X
Asaka Riken Co., Ltd.	JAPAN	X
Tanaka Kikinzoku Kogyo K.K.	JAPAN	X
Nihon Material Co., Ltd.	JAPAN	X
Tokuriki Honten Co., Ltd.	JAPAN	X
Ohura Precious Metal Industry Co., Ltd.	JAPAN	X
Chugai Mining	JAPAN	X
Yamakin Co., Ltd.	JAPAN	X
Yokohama Metal Co., Ltd.	JAPAN	X
Dowa	JAPAN	X
Eco-System Recycling Co., Ltd. East Plant	JAPAN	X
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN			X
Matsuda Sangyo Co., Ltd.	JAPAN	X
Materials Eco-Refining Co., Ltd.	JAPAN			X
Tai Perng	JAPAN			X
Kazzinc Ltd	KAZAKHSTAN	X
Ulba Metallurgical Plant JSC	KAZAKHSTAN		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
TOO Tau-Ken-Altyn	KAZAKHSTAN	X
Kazakhmys Smelting LLC	KAZAKHSTAN	X
Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	X
LS MnM Inc.	KOREA, REPUBLIC OF	X
LT Metal Ltd.	KOREA, REPUBLIC OF	X
Torecom	KOREA, REPUBLIC OF	X
HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	X
NH Recytech Company	KOREA, REPUBLIC OF	X
DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	X
Samduck Precious Metals	KOREA, REPUBLIC OF	X
Samwon Metals Corp.	KOREA, REPUBLIC OF	X
SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	X
HANNAE FOR T Co., Ltd.	KOREA, REPUBLIC OF				X
DONGKUK INDUSTRIES CO., LTD.	KOREA, REPUBLIC OF				X
Tungamoy Metals Inc.	KOREA, REPUBLIC OF				X
Kyrgyzaltyn JSC	KYRGYZSTAN	X
LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	LAO PEOPLE'S DEMOCRATIC REPUBLIC				X
State Research Institute Center for Physical Sciences and Technology	LITHUANIA	X
Malaysia Smelting Corporation (MSC)	MALAYSIA			X
Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA			X
Modeltech Sdn Bhd	MALAYSIA	X
MALAMET SMELTING SDN. BHD.	MALAYSIA				X
Modeltech Sdn Bhd	MALAYSIA			X
Metahub Industries Sdn. Bhd.	MALAYSIA			X
Rian Resources SDN. BHD.	MALAYSIA			X
KEMET de Mexico	MEXICO		X
Caridad	MEXICO	X
Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	X
Pongpipat Company Limited	MYANMAR			X
DS Myanmar	MYANMAR			X
REMONDIS PMR B.V.	NETHERLANDS	X
Morris and Watson	NEW ZEALAND	X
K.A. Rasmussen	NORWAY	X
Minsur	PERU			X
Minera Titan del Peru SRL (MTP) - Belen Plant	PERU	X
SOLEIL METALS (Chala One Plant)	PERU	X
SOLEIL METALS (YAKARI Plant)	PERU	X
O.M. Manufacturing Philippines, Inc.	PHILIPPINES			X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	X
Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES				X
Philippine Carreytech Metal Corp.	PHILIPPINES				X
Philippine Bonway Manufacturing Industrial Corporation	PHILIPPINES				X
KGHM Polska Miedz Spolka Akcyjna	POLAND	X
Fenix Metals	POLAND			X
Albino Mountinho Lda.	PORTUGAL	X
Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION		X
Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	X
JSC Novosibirsk Refinery	RUSSIAN FEDERATION	X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	X
Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	X
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	X
JSC Uralelectromed	RUSSIAN FEDERATION	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	X
Moliren Ltd.	RUSSIAN FEDERATION				X
Hydrometallurg, JSC	RUSSIAN FEDERATION				X
JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION				X
NPP Tyazhmetprom LLC	RUSSIAN FEDERATION				X
Unecha Refractory metals plant	RUSSIAN FEDERATION				X
Artek LLC	RUSSIAN FEDERATION				X
OOO “Technolom” 1	RUSSIAN FEDERATION				X
OOO “Technolom” 2	RUSSIAN FEDERATION				X
LLC Vostok	RUSSIAN FEDERATION				X
Novosibirsk Tin Combine	RUSSIAN FEDERATION			X
SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	X
Luna Smelter, Ltd.	RWANDA			X
PowerX Ltd.	RWANDA		X
Gasabo Gold Refinery Ltd	RWANDA	X
L'azurde Company For Jewelry	SAUDI ARABIA	X
Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	X
Impala Refineries – Base Metals Refinery (BMR)	SOUTH AFRICA	X
Rand Refinery (Pty) Ltd.	SOUTH AFRICA	X
AU Traders and Refiners	SOUTH AFRICA	X
Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	X
Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	X
Impala Rustenburg	SOUTH AFRICA	X
Aurubis Berango	SPAIN			X
CRM Synergies EMEA, S.L.U.	SPAIN			X
SEMPSA Joyeria Plateria S.A.	SPAIN	X
Sudan Gold Refinery	SUDAN	X
Boliden Mineral AB (Ronnskar)	SWEDEN	X
Argor-Heraeus S.A.	SWITZERLAND	X
Cendres + Metaux S.A.	SWITZERLAND	X
MKS PAMP SA	SWITZERLAND	X
Valcambi S.A.	SWITZERLAND	X
PX Precinox S.A.	SWITZERLAND	X
Metalor Technologies S.A.	SWITZERLAND	X
Rui Da Hung	TAIWAN, PROVINCE OF CHINA			X
Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA				X
Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA				X
Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	X
Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	X
Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA				X
Minchali Metal Industry Co., Ltd.	TAIWAN, PROVINCE OF CHINA			X
Tai Perng	TAIWAN, PROVINCE OF CHINA	X
Taiwan Huanliang	TAIWAN, PROVINCE OF CHINA			X
TAIWAN TOTAI CO., LTD.	TAIWAN, PROVINCE OF CHINA	X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Tsai Brother industries	TAIWAN, PROVINCE OF CHINA	X
GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	X
Thaisarco	THAILAND			X
O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND			X
TANIOBIS Co., Ltd.	THAILAND		X
Umicore Precious Metals Thailand	THAILAND	X
Istanbul Gold Refinery	TURKEY	X
Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	X
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	X
African Gold Refinery	UGANDA	X
Woodcross Smelting Company Limited	UGANDA			X
International Precious Metal Refiners	UNITED ARAB EMIRATES	X
Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	X
Kaloti Precious Metals	UNITED ARAB EMIRATES	X
Emirates Gold DMCC	UNITED ARAB EMIRATES	X
Fujairah Gold FZC	UNITED ARAB EMIRATES	X
SAM Precious Metals FZ-LLC	UNITED ARAB EMIRATES	X
Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	X
ARY Aurum Plus	UNITED ARAB EMIRATES	X
Al Ghaith Gold	UNITED ARAB EMIRATES	X
Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND				X
Avon Specialty Metals Ltd.	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND		X
Tin Technology & Refining	UNITED STATES OF AMERICA			X
D Block Metals, LLC	UNITED STATES OF AMERICA		X
Global Advanced Metals Boyertown	UNITED STATES OF AMERICA		X
Materion Newton Inc.	UNITED STATES OF AMERICA		X
Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	X
Metalor USA Refining Corporation	UNITED STATES OF AMERICA	X
Metallic Resources, Inc.	UNITED STATES OF AMERICA			X
Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA			X
Global Tungsten & Powders LLC	UNITED STATES OF AMERICA				X
Kennametal Fallon	UNITED STATES OF AMERICA				X
Kennametal Huntsville	UNITED STATES OF AMERICA				X
Niagara Refining LLC	UNITED STATES OF AMERICA				X
Telex Metals	UNITED STATES OF AMERICA		X
QuantumClean	UNITED STATES OF AMERICA		X
QG Refining, LLC	UNITED STATES OF AMERICA	X
United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	X
Asahi Refining USA Inc.	UNITED STATES OF AMERICA	X
Sabin Metal Corp.	UNITED STATES OF AMERICA	X
Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	X
Alexy Metals	UNITED STATES OF AMERICA	X
Materion	UNITED STATES OF AMERICA	X
P Kay Metal, Inc	UNITED STATES OF AMERICA			X
Advanced Chemical Company	UNITED STATES OF AMERICA	X
NOBLE METAL SERVICES	UNITED STATES OF AMERICA	X
Metallix Refining Inc.	UNITED STATES OF AMERICA	X
Pease & Curren	UNITED STATES OF AMERICA	X
Exotech Inc.	UNITED STATES OF AMERICA		X

Smelter or Refiner Name	Country Location of Smelter or Refiner	Gold	Tantalum	Tin	Tungsten
Ney Metals and Alloys	UNITED STATES OF AMERICA			X
Nyrstar Metals	UNITED STATES OF AMERICA	X
Conecsus LLC	UNITED STATES OF AMERICA			X
Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	X
Navoi Mining and Metallurgical Combinat	UZBEKISTAN	X
Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN				X
Asia Tungsten Products Vietnam Ltd.	VIET NAM				X
Masan High-Tech Materials	VIET NAM				X
Tungsten Vietnam Joint Stock Company	VIET NAM				X
Nam Viet Cromit Joint Stock Company	VIET NAM				X
An Vinh Joint Stock Mineral Processing Company	VIET NAM			X
Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM			X
Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM			X
VQB Mineral and Trading Group JSC	VIET NAM			X
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM			X
KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM				X
Sanher Tungsten Vietnam Co., Ltd.	VIET NAM				X
Fidelity Printers and Refiners Ltd.	ZIMBABWE	X